SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:

[    ]	Preliminary Proxy Statement
[ X ]	Definitive Proxy Statement
[    ]	Definitive Additional Materials
[    ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
Sec. 240.14a-12

	Tweedy, Browne Fund Inc.
	(Name of Registrant as Specified In Its Charter)

	Michele D. Hylemon
	(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[     ]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction
applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction
computed 	pursuant to Exchange Act Rule 0-11 (Set forth the
amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[    ]	Fee paid previously with preliminary materials.

[    ]	Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:  August 29, 1997

[Tweedy, Brown Logo] TWEEDY, BROWNE   52 VANDERBILT AVENUE
                     FUND INC.        NEW YORK, NY 10017

--------------------------------------------------------------------------------

Tweedy, Browne Global Value Fund
Tweedy, Browne American Value Fund

                                                                 August 29, 1997

Dear Shareholder:

     As you may know, Tweedy, Browne Company L.P. ("Tweedy, Browne"), the investment adviser to Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (each a "Fund" and collectively the "Funds") and its partners have entered into an agreement under which it will convert to a limited liability company and Affiliated Managers Group, Inc. ("AMG") will acquire a majority interest in the firm. AMG will become a managing member but will irrevocably delegate the day-to-day management of the business to a management committee, consisting initially of Tweedy, Browne's current general partners, Christopher H. Browne, William H. Browne and John D. Spears. Tweedy, Browne's current general partners will invest more than an additional $100 million in the Funds or accounts at Tweedy, Browne managed similarly to the Funds. In connection with the completion of this transaction, it is necessary for the shareholders of each Fund to approve a new investment advisory agreement between that Fund and Tweedy, Browne.

     Some important facts about the transaction are outlined below:

- The amount of shares you own and the advisory fees charged to your Fund will not change.

- The investment objectives and policies of each Fund will remain the same and key employees of Tweedy, Browne will continue to manage your Fund as they have in the past.

- You will continue to receive the high-quality investment management and shareholder services that you have come to expect over the years.

     After careful consideration, the Board of Directors of your Fund has approved the new advisory agreements and recommends that you vote FOR all proposals described in the attached materials.

     Since shareholders of both Funds in the Tweedy, Browne family are required to vote, we have prepared one proxy statement to reduce costs. If you hold shares in more than one Fund you will receive one statement and a proxy card for each Fund you own. Please vote each proxy card you receive.

     Your vote is important. Please take a moment now to sign and return your proxy card(s) in the enclosed, postage-paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. If you have questions about the transaction, you may call them at 1-800-733-8481, Ext. 494.

     Thank you for your cooperation and continued support.

                                                Sincerely,

                                                CHRISTOPHER H. BROWNE
                                                President

                                                                Q&A on next page

 Q.   WHAT IS HAPPENING?

 A. The partners of Tweedy, Browne, not your Fund, have entered into an agreement to sell a majority interest in Tweedy, Browne to AMG. Importantly, Christopher H. Browne, William
      H. Browne and John D. Spears will remain substantial owners of Tweedy, Browne, will continue to be responsible for managing Tweedy, Browne and the Funds and will invest an additional amount in excess of $100 million in the Funds or accounts at Tweedy, Browne managed similarly to the Funds. Consequently, the Transaction will not result in any changes in the portfolio management of the Funds.

 Q.   WHY AM I BEING ASKED TO VOTE ON THIS PROPOSAL?

 A. The Investment Company Act of 1940 requires a vote when there is a change of ownership of a mutual fund's investment adviser of the type being proposed. As a result, the Act requires the approval of a new investment advisory agreement by the shareholders of each Fund.

 Q.   HOW WILL THIS AFFECT ME AS A FUND SHAREHOLDER?

 A.   Your investment in the Funds will not change in any way.
      You will still own the same shares in the same Fund and you will continue to be able to buy and sell shares without any sales charge or 12b-1 fees.

 Q.   WILL THE INVESTMENT ADVISORY FEES BE THE SAME?

 A. Yes, the fees for investment advice charged to your Fund under the new advisory agreement will remain the same.

 Q.   HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?

 A. After careful consideration, the Board of Directors recommends that you vote "FOR" the Proposals on the enclosed proxy card.

 Q.   HOW DO I CONTACT YOU?

 A.   If you have any questions, please call 1-800-733-8481, Ext. 494.

                                  PLEASE VOTE
                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

[Tweedy, Brown Logo] TWEEDY, BROWNE   52 VANDERBILT AVENUE
                     FUND INC.        NEW YORK, NY 10017

--------------------------------------------------------------------------------

Tweedy, Browne Global Value Fund
Tweedy, Browne American Value Fund

                                                                 August 29, 1997

Dear Shareholder:

     As you may know, Tweedy, Browne Company L.P. ("Tweedy, Browne"), the investment adviser to Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (each a "Fund" and collectively the "Funds") and its partners have entered into an agreement under which it will convert to a limited liability company and Affiliated Managers Group, Inc. ("AMG") will acquire a majority interest in the firm.

     The acquisition of an interest in Tweedy, Browne by AMG will in our opinion have no effect on the management of our mutual funds. Our agreement with AMG does not provide for a payment to us if the assets of the Funds increase by some predetermined amount. The Funds will continue to be no-load funds; you will not have to pay a broker a commission to invest in our Funds. We have autonomy to manage the assets entrusted to us by our shareholders and clients, and AMG is contractually prohibited from interfering in the investment management process at Tweedy, Browne. The partners of Tweedy, Browne have signed ten-year employment and non-compete agreements with the firm, which include significant penalties as regards our continuing ownership of the firm should we retire earlier. We will invest an additional $100 million in the Funds or in accounts at Tweedy, Browne, managed similarly to the Funds which will bring the total commitment of current and retired partners and their families to our investment philosophy to more than $300 million. We have no plans to move to a warmer climate and pursue some life-long recreational desire. We believe our agreement has significant advantages in that we no longer need be distracted by estate planning concerns, and that the long-term continuity of Tweedy, Browne as an independent adviser beholden first to its clients is secure.

     The decision to bring in an outside investor has not been taken lightly, as we have no interest in changing what we do for our own investments and those entrusted to us by our clients. However, the realities of life, or more specifically the reality of our mortality, dictate that we take steps that will ensure the independence of Tweedy, Browne for the benefit of our clients while providing liquidity for our estates. While we consider ourselves to be relatively young at 48, 50 and 52, we believe the time to make plans is when it may not be immediately necessary to do so, and at a time when these issues can be confronted without pressure.

     In the now 77-year history of Tweedy, Browne, the firm has always been owned only by its partners, and no provisions have ever been formally made for any compensation to a general partner in the event of retirement, death or disability. Fortunately, in the past, we have only had to deal with the issue of retirement which was always considered on a case-by-case basis. We have never felt the need to conduct our relationship through lengthy contracts or agreements, but have relied on good faith treatment of people with whom we had been partners and friends for many years. The three of us who are currently active as general partners of Tweedy, Browne agreed among ourselves that, in the event of our retirement or one of the unforeseen events mentioned above, we would continue to retain an interest equal to one-half of the interest we held while we were still an active, contributing member of the firm. In effect, we agreed that half of our interest in Tweedy, Browne was due to our prior contribution and half was due to our active contribution to the management of clients' assets. We believe this agreement was fair and provided more than adequate compensation to those partners, present and future, who would actually be "carrying the water." We have no intention of doing anything other than what we are doing now, and at least actuarially believe we have many years left on our personal odometers. However, ultimately this is not our decision. We would like to see the firm continue to prosper and serve the interests of its clients, but believe that cannot happen if the owners do not plan for an orderly transfer of ownership in the future.

     The only problem with the agreement we had in place, in which our estates would retain a significant ownership interest in Tweedy, Browne, relates to the potentially enormous burden of inheritance taxes that would be due. These taxes would be based upon the value that could be placed on those retained interests by the Internal Revenue Service, which would have a vested interest in making the value as high as possible. Estate planning would be a nightmare if not virtually impossible. For every $100 of value ascribed to our interests in Tweedy, Browne, we would need $150 of liquid assets for taxes, as every $250 of estate assets are taxed at an approximate rate of 60%. The possibility exists that all of the liquid net worth we have accumulated over the course of our lives would have to be sold to pay inheritance taxes, leaving our heirs with only a non-marketable interest in Tweedy, Browne. The solution of requiring the active partners to buy out our estates' interests could be a problem because the price may be greater than what they might be comfortable paying, unless we were willing to accept an unfairly low valuation. For this reason, we felt it was necessary to investigate the alternative of seeking an outside partner who would buy our "estate" interests in the firm.

     The acquisition of investment management companies is a fairly commonplace occurrence these days. Numerous articles have been written about the need to consolidate in the money management industry to provide a full range of investment products and have the necessary capital to compete for the growing retirement funds of the aging baby-boom generation. This may be true for the majority of our peers; who are we to argue with the experts? As regards Tweedy, Browne, we do not agree. We place a very high value on our independence and our ability to make investment decisions free of any consideration other than what is in the best interest of the assets we manage. This is not a totally selfless point of view as the assets under management of the current partners, their families, our employees and our retired partners are in excess of $240 million. It is also part of the reason we enjoy coming to work as much as we do. For this reason, we were not even remotely interested in selling our business to a large bank or money management company which would want to absorb us into their asset management division, and involve us in endless hours conceiving of ways to grow our business with new products or avenues of distribution. We believe a money management firm should be first and foremost concerned with the management of its clients' money for the benefit of its clients. If that is accomplished, the rest is easy. We also believe a money management firm should be managed by money managers who have the greater part of their own net worth invested alongside their clients. In our opinion, if a money manager is not willing to own the same stocks for his or her own account that are bought for the clients' accounts, or knows of another manager he has more faith in than himself, the clients should know that as well.

     Although it may sound a bit conceited to say our firm has a culture, it does have its own character. Those of you who have visited our offices know them to be plain if not a little shabby. We have no art on the walls or expensive china for coffee; we would rather use the money to buy more stocks. We have almost no management meetings and no strategic planning department. We do have a dedicated group of people who do their jobs very well without layers of supervision. We all seem to enjoy coming to work each day, and we all seem to get along quite well. Were we to be acquired by a large company, the firm's ambience would probably change, coming to work would not be as much fun, and we believe our clients' interests would not be served. We would rather stay independent and hope we live forever than be swallowed up by some large financial conglomerate. In an ideal world, we would want an investor who would permit us to continue to run our business as we have in the past, who would assure us of the independence to manage money as we always have, and who would permit us to continue as significant owners. We also did not want a situation where an investor we had selected could turn around and resell their interests to someone who was not acceptable to us or who could interfere with the independence we had bargained for. We were not interested in a transaction which further paid us if we reached certain predetermined targets of assets under management as we wanted our principal goal to continue to be satisfactory investment performance. With our wish list in hand, we consulted an investment banking firm active in the field of money managers and discussed whether such an investor existed. The bankers identified several companies that offered firms like ours operational independence, but only one which would partner with us, by which we mean allow us to remain significant owners of the firm. Rather than talk to a long list of potential buyers or investors, we decided to approach the one we believed would most fulfill our needs and requirements. That company is AMG.

     AMG is a company that makes investments in firms like ours that need assistance with succession planning and liquidity for the owners' estates, while assuring the independence and continuity of the firm for the benefit of clients and employees. AMG has a proven record of such relationships with eight other investments in firms such as ours. AMG presents a better solution to our problems as compared to a sale of the entire company, which could come with numerous strings attached that would hamper our ability to serve our clients as we have in the past, and which would remove the incentive of equity ownership in the future.

     The chairman of AMG is Bill Nutt, former President of The Boston Company. AMG has substantial equity investors such as TA Associates, NationsBank Investment Corporation and The Hartford Insurance Company. We have come to know the AMG people over the past several months and have spoken with others who have known them far longer. We have found that AMG is considered an excellent equity partner. We believe that the AMG people will be excellent partners for us because their philosophy, permitting affiliates to manage their businesses independently as they have in the past while requiring that they remain significant owners, agrees with ours.

     The agreement we have made provides for our continuing independence in the day-to-day operation of Tweedy, Browne and, more importantly, complete independence in managing money. There are no targets for increasing assets under management and no specific financial incentives to do so other than an increase in the value of our retained ownership should the firm continue to prosper. The principal requirements of AMG, as we see them, are that the firm convert from a partnership to a limited liability company and that the general partners invest an additional $100 million in accounts under the firm's management, bringing the total commitment of the partners, their families and former partners to our investment philosophy to more than $300 million. In our view, we are reducing our holdings in Tweedy, Browne and increasing our holdings in the stocks our clients own. We have stated our intention to maintain this investment for at least ten years and will sign ten-year employment and non-compete agreements with the firm. As we have no intention of using these funds for anything other than increasing the size of our personal portfolios and no interest in embarking on another career at this point in our lives, but do have a strong desire to continue managing money, we do not find these terms particularly onerous. A further requirement of AMG is that we begin to identify the next generation of Tweedy, Browne partners and provide a plan that gives them equity ownership in the firm. We believe this makes sense for the firm and our clients by assuring continuity while not imposing any specific retirement date on us. In this regard, we plan to admit two of our key employees, Tom Shrager and Bob Wyckoff, as members of the firm upon completion of this transaction. And, of course, Jim Clark who retired from active participation in the firm in 1995, and who has a continuing interest in the firm's profits, will maintain his office with us and provide counsel as needed.

     A valid concern shareholders of the Funds should have is whether, following such a transaction, the principals become so rich that they lose interest in the business and investment performance begins to deteriorate. While this may require a leap of faith on your part, we do not believe this will be the case. The three of us are fortunate in that we are already rich enough that we do not have to do what we do. We manage money because that is what we like to do. One of our clients manages the tours for the Rolling Stones. When they were about to embark on their latest world tour, one of us asked why would Mick Jagger with all his wealth choose to go on the road for a year or two. The response was because that was what he did. "He does what he likes to do, and you do what you like to do." We enjoy what we do and we enjoy winning at it. We do not have personal wealth goals after which we intend to head to the beach or the golf course. What the investment by AMG does do is permit us to go about our business as we have for the past twenty years without the fear that when we are gone, our heirs will be left in a potentially untenable situation. Until that day, we can manage Tweedy, Browne as we see best, and we have significant incentives through our own portfolios and through our substantial continuing ownership in the firm to continue to perform for our clients and ourselves.

     We hope this brief explanation of our arrangements with AMG and the reasons for coming to you at this time is helpful. The enclosed proxy materials contain further details which we urge you to read, and then date, sign and return one proxy for each Fund in which you have an investment.

     Thank you for your cooperation and continued support.

                                          Sincerely,

                                          CHRISTOPHER H. BROWNE
                                          President

                        TWEEDY, BROWNE GLOBAL VALUE FUND
                       TWEEDY, BROWNE AMERICAN VALUE FUND

                              52 VANDERBILT AVENUE
                            NEW YORK, NEW YORK 10017

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 29, 1997
                            1-800-733-8481, EXT. 494

     A Meeting of Shareholders of Tweedy, Browne Fund Inc. (the "Corporation") and each series of the Corporation, Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund (each a "Fund" and collectively the "Funds"), will be held at The Hotel Intercontinental, 111 East 48th Street, New York, NY, 10017, in the Beekman II Room, 3rd Floor, on September 29, 1997 at 4:00 p.m., Eastern time, for the following purposes:

     1. To consider and act upon the approval of a new investment advisory agreement between each Fund and Tweedy, Browne Company LLC ("Tweedy, Browne") to take effect upon the closing of the acquisition of a majority interest in Tweedy, Browne by Affiliated Managers Group, Inc.;

     2. To consider and act upon the election of six members of the Board of Directors of each Fund to serve until the next shareholders meeting or until their successors are elected and qualified;

     3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for each Fund for the fiscal year ending March 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on August 21, 1997 as the record date for the determination of shareholders of each Fund entitled to notice of, and to vote at, the Meeting.

                                          By order of the Board of Directors

                                          M. GERVASE ROSENBERGER
                                          Secretary

New York, New York
August 29, 1997

--------------------------------------------------------------------------------
     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                        TWEEDY, BROWNE GLOBAL VALUE FUND
                       TWEEDY, BROWNE AMERICAN VALUE FUND

                                PROXY STATEMENT

                         FOR A MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1997
                            1-800-733-8481, EXT. 494

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Tweedy, Browne Fund Inc. (the "Corporation") of proxies to be voted at a Meeting of Shareholders of the Corporation and each series of the Corporation, Tweedy, Browne Global Value Fund (the "Global Fund") and Tweedy, Browne American Value Fund (the "American Fund") (each a "Fund" and collectively the "Funds") to be held at The Hotel Intercontinental, 111 East 48th Street, New York, NY 10017, in the Beekman II Room, 3rd Floor, on September 29, 1997 at 4:00 p.m., Eastern time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     The costs of preparing, printing, mailing and soliciting the proxies will be borne by Tweedy, Browne Company L.P. ("Tweedy, Browne") and Affiliated Managers Group, Inc. ("AMG"). In addition, certain officers, directors and employees of Tweedy, Browne and officers and directors of the Funds (none of whom will receive additional compensation therefor) may solicit proxies in person or by telephone, telegraph or mail. Shareholder Communications Corporation ("SCC") will also solicit proxies. The Corporation's most recent annual report is available upon request, without charge, by writing to Tweedy, Browne Fund Inc. c/o First Data Investor Services Group, Inc., P.O. Box 5160, Westboro, MA 01581 or calling 1-800-733-8481, Ext. 494.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated in accordance with Maryland law, which may require them to be treated as shares that are present. Under Maryland law, shares that are present but not voted "for" or "against" a matter will be disregarded in determining the "votes cast" on an issue. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Fund's address indicated above or by voting in person at the Meeting. A majority of the outstanding shares eligible to vote on a particular matter is necessary for there to be a quorum for that matter. If a quorum is present at the Meeting, the affirmative vote of either a majority of the outstanding shares of a Fund or, if less, 67% of the shares of that Fund present for such purpose is necessary to approve that Fund's new investment advisory agreement. The six nominees for director receiving the highest number of votes will be elected and approval by a majority of the shares present for such purpose is necessary to ratify the Board's selection of the independent auditors.

     The Board of Directors of the Corporation knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The Board of Directors of the Corporation has fixed the close of business on August 21, 1997 as the record date (the "Record Date") for the determination of shareholders of each Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. Shareholders of each Fund on that date will be entitled to one vote on each matter on which they are entitled to vote for each share held and a fractional vote with respect to fractional shares and shareholders will not have cumulative voting rights. At the close of business on the Record Date, the Fund had outstanding 106,667,188 shares of the Global Fund and 27,991,077 shares of the American Fund, each with a par value of $.0001 per share, which comprise the only authorized series of shares of the Corporation.

     The principal executive offices of the Funds are located at 52 Vanderbilt Avenue, New York, New York 10017. The enclosed proxy and this proxy statement are first being sent to the Fund's shareholders on or about August 29, 1997.

                                PROPOSAL NO. 1.

                TO CONSIDER A NEW ADVISORY AGREEMENT FOR EACH
                 FUND WHICH WILL TAKE EFFECT UPON THE CLOSING
                     OF THE ACQUISITION OF TWEEDY, BROWNE

SUMMARY OF THE TRANSACTION

     Tweedy, Browne and its partners have entered into a definitive agreement (the "Agreement") for Tweedy, Browne to convert to a limited liability company and for Affiliated Managers Group, Inc. ("AMG") to acquire a majority interest in the firm through a sale of interests to AMG (the "Transaction"). At that time, AMG will become the managing member of Tweedy, Browne. A self-perpetuating management committee, consisting initially of Tweedy, Browne's current general partners, Christopher H. Browne, William H. Browne and John D. Spears, will have the authority and responsibility to conduct the day-to-day operations of the adviser. The Transaction is expected to close on or about September 30, 1997 (the "Closing") and is subject to various conditions, including approval by the shareholders of each Fund of a new investment advisory agreement between Tweedy, Browne and each Fund (the "New Advisory Agreements"). After the Closing, Tweedy, Browne will continue to operate out of its New York office. The firm's current general partners will sign long-term employment contracts and will continue to be responsible for the day-to-day affairs of Tweedy, Browne. See "The Employment Agreements," below. In addition, Tweedy, Browne will admit two other key employees, Thomas Shrager and Robert Q. Wyckoff, Jr., as members of the firm. Thus, in the view of the Board and Tweedy, Browne, the Transaction will not result in any changes in the portfolio management and investment operations of the Funds.

     AMG is a Boston-based holding company which makes equity investments in investment management firms in which management personnel retain a significant interest in the profits of the business. As of June 30, 1997, AMG served as general partner or manager member of seven registered investment advisers (and had a minority investment in an eighth), which in the aggregate manage approximately $34 billion. Each of the registered investment advisers in which AMG holds an interest is independently managed by its respective principals, and AMG does not participate in the day-to-day management or the investment process of such firms. Under the organizational documents of Tweedy, Browne, AMG will have no authority to manage the day-to-day operations or participate in the investment process at Tweedy, Browne.

     AMG is a Delaware corporation which has its offices at Two International Place, Boston, MA 02110. AMG's largest stockholder is Advent VII, L.P., an investment fund controlled by TA Associates, Inc., a Delaware corporation ("TA"). As of June 30, 1997, seven private equity funds managed by TA collectively owned more than a majority of the voting stock of AMG and, therefore, TA may be deemed to be the parent of AMG; however, it is anticipated that after the date of this proxy, AMG will issue additional stock in private and/or public financing transactions and issue stock as consideration for the acquisition of additional investment advisers. These issuances will have the effect of diluting the interest in AMG of the funds managed by TA to less than a quarter of the outstanding voting interests in AMG. In addition, because the funds managed by TA are investment funds, and not operating companies, they may elect to distribute stock of AMG to investors in such funds. Neither TA nor any of its investment funds has the power or authority to participate in the management or operations of any of the investment advisers in which AMG holds an interest. Neither TA nor any of its investment funds will have actual control of Tweedy, Browne upon consummation of the Transaction. The address of TA and each of the investment funds it manages is High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

     Pursuant to Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), each Fund's existing investment advisory agreement terminates automatically upon its "assignment", which term includes any transfer of a controlling interest in an adviser. Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders. Therefore, in order for Tweedy, Browne to continue to provide investment advisory services to each Fund after the closing of the Transaction, the shareholders of each Fund must approve a New Advisory Agreement.

     The Transaction also contemplates that Tweedy, Browne, AMG and other persons will comply with the requirements of Section 15(f) of the 1940 Act after the Closing. Section 15(f) provides, in pertinent part, that the partners of Tweedy, Browne may receive any amount or benefit in connection with a sale of securities of, or a sale of any other interest in, Tweedy, Browne which results in an assignment of the investment advisory contract if (1) for a period of three years after such event, at least 75% of the members of the board of directors of the investment company which it advises are not "interested persons" (as defined in the 1940 Act) of the new or old investment adviser; and
(2) for a two-year period there is no "unfair burden" imposed on the investment company as a result of the

Transaction. In order to satisfy the 75% condition, it is expected that William
H. Browne will resign as director effective on the completion of the Transaction. In the Agreement with Tweedy, Browne, AMG has represented and warranted to Tweedy, Browne that it has no express or implied understanding or arrangement that would impose an unfair burden on the Corporation as a result of the Transaction.

     Each New Advisory Agreement, if approved by the Fund's shareholders, will commence at the Closing, will remain in effect for an initial two-year term and will continue in effect thereafter for successive periods if and so long as such continuance is specifically approved annually by (a) the Board of Directors or
(b) the Fund's shareholders, provided that in either event, the continuance also is approved by a majority of the directors who are not "interested persons" by vote cast in person at a meeting called for the purpose of voting on such approval.

     After careful consideration, the Board of Directors recommends that shareholders of each Fund vote "FOR" the New Advisory Agreement between the Corporation on behalf of such Fund and Tweedy, Browne to replace the current advisory agreements with Tweedy, Browne upon consummation of the Transaction. See "Evaluation by the Boards" below.

BENEFITS TO SHAREHOLDERS

     The Board has identified the following benefits which the shareholders are anticipated to realize as a result of the Transaction:

          1. Christopher H. Browne, William H. Browne and John D. Spears, the individuals who have managed the Funds since their inception, will serve on the management board of and retain a significant interest in Tweedy, Browne, will continue to manage the Funds and the day-to-day operations of Tweedy, Browne and will invest substantial additional amounts in the Funds or accounts at Tweedy, Browne managed similarly to the Funds;

          2. Christopher H. Browne, William H. Browne and John D. Spears, who have not previously been parties to any employment contracts, will be subject to 10-year employment agreements, thereby providing the Funds with greater assurances of being able to continue receiving their services; and

          3. Christopher H. Browne, William H. Browne and John D. Spears have agreed to transfer a substantial portion of their retained interest in Tweedy, Browne to new members of Tweedy, Browne, thereby providing for the development of new managers who can eventually succeed to their positions and provide continuity to the Funds' management.

THE INVESTMENT ADVISER

     Tweedy, Browne, 52 Vanderbilt Avenue, New York, New York 10017 currently serves as each Fund's investment adviser. Tweedy, Browne manages each Fund's investments, provides various administrative services (not otherwise provided by third parties) and supervises each Fund's daily business affairs, subject to supervision by the Corporation's Board of Directors. Christopher H. Browne, William H. Browne and John D. Spears have been responsible for the day-to-day management of the Funds since their inception. Tweedy, Browne is owned substantially and controlled by its general partners, who are Christopher H. Browne, William H. Browne and John D. Spears.

THE EMPLOYMENT AGREEMENTS

     Christopher H. Browne, William H. Browne and John D. Spears will enter into employment agreements that provide for their continued service to Tweedy, Browne for ten years after the Transaction occurs. These agreements also provide that they cannot be terminated except for cause or disability and contain non-solicitation and non-competition provisions that extend beyond the term of these agreements. These individuals will have a right to sell their retained interests in Tweedy, Browne to AMG over a period of time starting in the sixth year after the Transaction, and will be required to sell upon retirement or any other termination of employment.

THE NEW ADVISORY AGREEMENTS

     Pursuant to the current advisory agreements between Tweedy, Browne and the Corporation on behalf of each Fund, Tweedy, Browne has been retained to manage the investments of each Fund and to provide such investment research, advice and supervision, in conformity with each Fund's investment objectives and policies, as may be necessary for the operations of each Fund. The New Advisory Agreements provide the same authority. The current advisory agreement for each Fund was last continued on March 5, 1997. The current advisory agreements and New Advisory Agreements provide that each Fund will pay Tweedy, Browne a fee for its services equal to 1.25% of its average daily net asset value. Tweedy, Browne has voluntarily agreed with the Board of Directors to waive such portion of its fees on the American Fund as may be necessary to keep the total expense ratio of the American Fund from exceeding 1.39%. This waiver may be withdrawn or modified by Tweedy, Browne although it does not expect to do so. During each Fund's fiscal year ended March 31, 1997,

Tweedy, Browne's net fees earned were: $14,318,034 for the Global Fund and $2,892,275 (net of fee waivers of $284,262) for the American Fund.

     The New Advisory Agreements provide for the furnishing of the same advisory services for the same advisory fees as the current advisory agreements with each Fund. The current advisory agreements provide, among other things, that Tweedy, Browne will bear all expenses of its employees and overhead incurred in connection with its duties, and that the Funds will pay (or reimburse Tweedy, Browne, if it has paid) all direct and indirect costs, charges, and expenses of or related to each Fund's business and operations, including the compensation of the Corporation's directors (other than those who are interested persons). A form of the New Advisory Agreement is attached as Appendix A.

     Pursuant to both the current and new Advisory Agreements, although Tweedy, Browne intends to devote such time and effort to the business of a Fund as is reasonably necessary to perform its duties to such Fund, the services of Tweedy, Browne are not exclusive and Tweedy, Browne may provide similar services to other investment companies and other clients and may engage in other activities.

     The current agreements and New Advisory Agreements both provide that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, Tweedy, Browne is not liable to either Fund or the shareholders of either Fund for any act or omission by Tweedy, Browne in the supervision or management of investment activities or for any loss sustained by either Fund or the shareholders of either Fund, and that a Fund will indemnify Tweedy, Browne subject to the requirements and limitations of the 1940 Act. Currently, Messrs. C. Browne, W. Browne and Spears are general partners of Tweedy, Browne and have unlimited personal liability for Tweedy, Browne's liabilities. Upon conversion of Tweedy, Browne to a limited liability company neither they nor AMG will have personal liability for Tweedy, Browne's liabilities in excess of their respective interests in Tweedy, Browne.

     Both the current and the New Advisory Agreements may be terminated on 60 days' written notice at any time without the payment of any penalty either by the Corporation, upon the vote of a majority of the Corporation's Board of Directors or a majority of the outstanding voting securities of the respective Fund, or by Tweedy, Browne.

EVALUATION BY THE BOARDS

     On August 12, 1997, the independent directors of the Board (other than Mr. Loventhal, who was unable to attend) met and discussed the Transaction and its possible effect on the Corporation and each Fund and evaluated the New Advisory Agreements. The general partners of Tweedy, Browne and senior officers of AMG were present to answer questions from the Board. In evaluating the New Advisory Agreements, the Board reviewed materials furnished by Tweedy, Browne relevant to its decision. Those materials included information regarding Tweedy, Browne and AMG (including information describing their respective personnel and operations) as well as materials regarding the services rendered, absolute and relative performance of the Funds, profitability of Tweedy, Browne relating to the Funds and comparative advisory fee information. Representatives of Tweedy, Browne discussed with the Board Tweedy, Browne's management philosophy and methods of operation insofar as they related to either Fund and indicated their belief that, as a consequence of the Transaction, the operations of Tweedy, Browne and its ability to provide services to the Funds would not be adversely affected. Representatives of AMG discussed with the Board AMG's management philosophy and expected relationship with Tweedy, Browne and the Funds. In its deliberations, the Board considered certain terms of the Transaction, including, among other things, the continued investment and employment of Christopher H. Browne, William H. Browne and John D. Spears, which it believed to be important to assure continuity of the advisory services provided by Tweedy, Browne to the Funds, and the requirement that the current general partners transfer a portion of their interests to other senior managers over the next several years. The Board also considered comparative information on other investment companies with similar investment objectives. In addition, the Board reviewed and discussed the terms and provisions of the New Advisory Agreements and compared fees and expenses under the New Advisory Agreements with those paid by other investment companies. The Board considered the benefits that the Funds might obtain from the sale of a majority interest of Tweedy, Browne to AMG.

     The Board was advised by its own counsel and considered all information that it determined was relevant to its deliberations.

     In determining to recommend that shareholders of each Fund vote to approve the New Advisory Agreements as being in the best interest of each Fund's shareholders, it was noted that the advisory services to be provided by Tweedy, Browne would be performed by the same principals in the business who had previously been providing such services and that expenses of the Funds in the future would not be any greater than those under the current advisory agreements.

     ACCORDINGLY, AFTER CONSIDERATION OF THE ABOVE, AND SUCH OTHER FACTORS AND INFORMATION AS IT DEEMED RELEVANT, THE BOARD OF DIRECTORS, INCLUDING ALL OF THE MEMBERS OF THE BOARD PRESENT AT THE MEETING WHO ARE NOT INTERESTED PERSONS (AS SUCH TERM IS DEFINED BY THE 1940 ACT), APPROVED EACH NEW ADVISORY AGREEMENT AND VOTED TO RECOMMEND ITS APPROVAL TO EACH FUND'S SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

                            ELECTION OF THE BOARD OF
                          DIRECTORS OF THE CORPORATION

     At the Meeting, six directors will be elected to serve until the next Meeting of Shareholders and until their successors are elected and qualified. The six nominees for director receiving the highest number of votes will be elected. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the persons listed below. The Board of Directors recommends that you vote "FOR" the nominees.

     To comply with regulatory requirements as discussed under Proposal No. 1, it is expected that William H. Browne will resign as director effective on the completion of the Transaction. Otherwise, the Board of Directors of the Corporation knows of no reason why the nominees listed below will be unable to serve but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

     Certain information concerning the nominees and the offices of the Funds is set forth below. The six nominees that are currently directors of the Corporation were elected by shareholders other than Richard Salomon, who was subsequently appointed by the Board of Directors. Messrs. Beal, C. Browne, W. Browne, Lazar, Loventhal and Salomon were nominated by the Board of Directors at its meeting on August 12, 1997. The "interested" directors (as defined by Section 2(a)(19) of the 1940 Act ) are indicated in the chart below by an asterisk(*). The directors who are not "interested directors" are referred to as "independent directors."

                                                                   FUND
                               PRINCIPAL          DIRECTOR        SHARES
                             OCCUPATIONS OR        OF THE         OWNED          % OF
                           EMPLOYMENT IN PAST    CORPORATION      AS OF         SHARES
NAME AND AGE                    5 YEARS             SINCE        8/22/97      OUTSTANDING
------------               ------------------    -----------    ---------     -----------
Bruce A. Beal............  Partner and              1993         6,678(1)        (3)
Age: 60                    Officer, The Beal
                           Companies and Beal
                           & Company, Inc.,
                           various real
                           estate development
                           and investment
                           companies. Real
                           estate consultant.

Christopher H. Browne*...  General Partner of       1993         1,040(2)
Age: 50                    Tweedy, Browne.                      34,409(1)        (3)

William H. Browne*.......  General Partner of       1993        11,208(2)
Age: 52                    Tweedy, Browne.                      63,628(1)        (3)

Arthur Lazar.............  President of Lazar       1993        28,835(1)        (3)
Age: 84                    Brokerage
                           (insurance
                           brokerage).

Daniel J. Loventhal......  Private Investor.        1993        18,917(1)        (3)
Age: 75

Richard Salomon..........  Partner in Christy       1994        46,202(1)        (3)
Age: 49                    & Viener (law
                           firm).

  All directors and officers as a group (8 persons) owned an aggregate of 789,308 shares of the Global Fund and 504,668 shares of the American Fund as of August 22, 1997.

---------------
 * Messrs. Christopher Browne and William Browne are brothers and are considered by the Corporation to be directors who are "interested persons" of Tweedy, Browne or of the Corporation (within the meaning of the 1940
    Act).

(1) Global Fund
(2) American Fund
(3) Less than 1%.

    Four meetings of the Board of Directors of the Corporation were held between April 1, 1996 and March 31, 1997. In that period, all incumbent directors attended 75% or more of the meetings with the exception of William H. Browne who attended 50% of the meetings held. The Corporation has no standing committee of the Board of Directors.

    Only the independent directors receive remuneration from the Funds for acting as a director. During the 1996 fiscal year, director fees for independent directors were set at $2,000 per annum plus $500 for each Board of Directors meeting attended plus out-of-pocket expenses.

     The following table sets forth certain information regarding compensation of the Corporation's Board of Directors and officers. Except as disclosed below, no executive officer or person affiliated with the Corporation received compensation from the Corporation for the fiscal year ended March 31, 1997.

                               COMPENSATION TABLE

                                                     TOTAL COMPENSATION
                                     AGGREGATE        FROM CORPORATION
                                    COMPENSATION        AND COMPLEX
NAME AND POSITION                 FROM CORPORATION   PAID TO DIRECTORS
-----------------                 ----------------   ------------------
Christopher H. Browne
  Chairman of the Board and
  President.....................       $    0              $    0

William H. Browne
  Treasurer and Director........       $    0              $    0

John D. Spears
  Vice President................       $    0              $    0

M. Gervase Rosenberger
  Secretary.....................       $    0              $    0

Bruce A. Beal
  Director......................       $4,000              $4,000

Arthur Lazar
  Director......................       $4,000              $4,000

Daniel J. Loventhal
  Director......................       $4,000              $4,000

Richard Salomon
  Director......................       $4,000              $4,000

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.


                                PROPOSAL NO. 3.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     Ernst & Young LLP ("E&Y") has been selected by vote cast in person by a majority of the Board of Directors, including a majority of the independent directors, subject to the ratification by the shareholders of the Funds at the Meeting, as the independent auditors to audit the accounts of the Corporation and each Fund for and during the fiscal year ending March 31, 1998.

     Representatives of E&Y will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

     THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES OF THE CORPORATION PRESENT AND VOTING AT THE MEETING IS REQUIRED TO RATIFY THE SELECTION OF E&Y. THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

                               PRINCIPAL HOLDERS

     As of the Record Date, to the best knowledge of the Fund, the following persons owned of record or beneficially more than 5% of any class of the outstanding shares of either Fund.

                                                              TOTAL SHARES
     FUND NAME                  NAME AND ADDRESS                 OWNED
     ---------                  ----------------              ------------
Tweedy, Browne         Charles Schwab & Co. Inc                24,536,358
Global Value Fund      FBO Special Custody Acct FBO
                       Exclusive Benefit of Customers
                       Attn Mutual Funds
                       101 Montgomery St
                       San Francisco, CA 94104

Tweedy, Browne         National Financial Services Corp.        8,119,559
Global Value Fund      Cust Exclusive Ben of Customer
                       P.O. Box 3908 Church Street Station
                       New York, NY 10008-3908

Tweedy, Browne         Charles Schwab & Co. Inc                 5,666,014
American Value Fund    Special Custody Acct for Excl Ben
                       Attn Mutual Funds Reinvest Omn
                       101 Montgomery St
                       San Francisco, CA 94104

Tweedy, Browne         National Financial Services Corp.        7,167,811
American Value Fund    Cust Exclusive Benefit of
                       P.O. Box 3908 Church Street Station
                       New York, NY 10008-3908

                   BROKERAGE FEES AND PORTFOLIO TRANSACTIONS

     Tweedy, Browne conducts all of the trading operations, except clearing, for both the Global Fund and the American Fund. Tweedy, Browne executes portfolio transactions with or through issuers, underwriters and other brokers and dealers. In its capacity as a broker/dealer, Tweedy, Browne reserves the right to receive a ticket charge from each Fund for such service although it currently does not engage in this practice.

     The primary objective of Tweedy, Browne in placing orders for the purchase and sale of securities for each Fund's portfolio is to obtain the most favorable net results, taking into account such factors as price, commission, where applicable (which is negotiable in the case of U.S. national securities exchange transactions but which is generally fixed in the case of foreign exchange transactions), size of order, difficulty of execution and skill required of the executing broker/dealer. Tweedy, Browne reviews, on a routine basis, commission rates, execution and settlement services performed, making internal and external comparisons.

     Tweedy, Browne is authorized to place orders for portfolio transactions on behalf of the Funds with brokers and dealers who supply market quotations to the custodian of the Funds for appraisal purposes, or who supply research, market and statistical information to either Fund or Tweedy, Browne when it can be done consistently with the policy of obtaining the most favorable net results. The term "research, market and statistical information" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. However, Tweedy, Browne currently does not engage in these practices. Tweedy, Browne is not authorized, when placing portfolio transactions for either Fund, to pay a brokerage commission on account of receiving such services or information in excess of that which another broker might have charged for executing the same transaction. Tweedy, Browne does not place orders with brokers or dealers on the basis that the broker or dealer has or has not sold a Fund's shares. There is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. In effecting transactions in over-the-counter securities, orders are placed with the principal market makers for the security being traded unless it appears that more favorable results are otherwise available.

     Although certain research, market and statistical information from brokers and dealers can be useful to the Funds and to Tweedy, Browne, it is the opinion of Tweedy, Browne, that such information is only supplementary to its own research effort since the information must still be analyzed, weighed, and reviewed by Tweedy, Browne's staff. Such information may be useful to Tweedy, Browne in providing services to clients other than the Funds, and not all such information is useful to Tweedy, Browne in providing services to the Funds. For the fiscal years ended March 31, 1997 and March 31, 1996, the Global Fund paid brokerage commissions of $2,167,248 and $1,135,039, respectively, none of which were paid to affiliates. For the fiscal years ended March 31, 1997 and March 31, 1996, the American Fund paid brokerage commissions of $223,652 and $210,767, respectively, none of which were paid to affiliates. The increase in commission payments is attributable to the increased size of the Funds.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     The Corporation does not hold regularly scheduled meetings of shareholders of either Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following the Meeting should submit such proposal to the Corporation.

                                 OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

     All proxies received will be voted in favor of all the proposals, unless otherwise directed therein.

                                          Very truly yours,

                                          CHRISTOPHER H. BROWNE
                                          President

August 29, 1997

                                                                      APPENDIX A

                         INVESTMENT ADVISORY AGREEMENT

     INVESTMENT ADVISORY AGREEMENT, dated           , 1997, between Tweedy,
Browne Fund Inc. (the "Company"), a Maryland corporation, and Tweedy, Browne Company LLC (the "Adviser"), a Delaware limited liability company.

     In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1.  In General

     The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Company with respect to the investment of the assets of the Company allocated to [Tweedy, Browne Global Value Fund] [Tweedy, Browne American Value Fund] (the "Fund").

     2. Duties and obligations of the Adviser with respect to investments of assets of the Fund

     (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Company's Board of Directors, the Adviser shall act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund.

     (b) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940 (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Fund as set forth from time to time in the Company's Registration Statement on Form N-1A and any prospectus or statement of additional information used by the Fund and provided to the Adviser; and (v) any policies and determinations of the Board of Directors of the Company with respect to the Fund.

     (c) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated persons (as defined in the Act) of the Adviser. If in any fiscal year the Fund's aggregate expenses (excluding interest, taxes, distribution expenses, brokerage commissions and extraordinary expenses) exceed the most restrictive expense limitation imposed by the securities law of any state in which the shares of the Fund are registered or qualified for sale (currently 2.5% of the first $20 million in assets, 2.0% of the next $50 million and 1.5% of the excess), the Adviser will reimburse the Company for the amount of such excess up to the amount of fees accrued for such fiscal year thereunder. The amount of such reimbursement shall be calculated monthly and an appropriate amount shall be held back or released to the Adviser each month so that the aggregate amount held back at any particular time shall equal the net amount of the reimbursement on a cumulative year-to-date basis. As of the end of the year the final amount of the total reimbursement shall be calculated and the appropriate amount released to the Fund or the Adviser or paid to the Fund by the Adviser. Subject to the foregoing, the Company shall be responsible for the payment of all the Fund's other expenses; including (i) payment of the fees payable to the Adviser under paragraph 4 hereof; (ii) organizational expenses;
(iii) brokerage fees and commissions and the costs of arranging for portfolio transactions; (iv) taxes; (v) interest charges on borrowings; (vi) the cost of liability insurance or fidelity bond coverage for the Company officers and employees, and directors' and officers' errors and omissions insurance coverage;
(vii) legal, auditing and accounting fees and expenses; (viii) charges of the Fund's administrator, custodian, transfer agent and dividend disbursing agent;
(ix) the Fund's pro rata portion of dues, fees and charges of any trade association of which the Company is a member; (x) the expenses of printing, preparing and mailing proxies, stock certificates and reports, including the Fund's prospectuses and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (xii) the fees and expenses involved in registering and maintaining registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) the compensation, including fees, of any of the Company's directors, officers or employees who are not affiliated persons of the Adviser; (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions; and (xvii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

     (d) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Company may have which may not be waived under applicable law.

     (e) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

     3.  Portfolio Transactions

     In the course of the Adviser's execution of portfolio transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgment, will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Company's Board of Directors in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) pay commissions to brokers other than its affiliate which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (b) consider sales by brokers other than the Adviser of shares of the Fund and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for Fund portfolio transactions.

     4.  Compensation of the Adviser

     (a) Subject to paragraph 2(a), the Company agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser a fee computed daily and payable monthly in arrears in an amount equal to an annualized basis to 1.25% of the Fund's daily average net asset value. For any period less than a month during which this Agreement is in effect, the fee shall be pro rated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. Such payments shall be made in arrears; provided, however, that if the Adviser so requests, the Company will pay as often as weekly an amount equal to 75% of the amount of fees then accrued and not yet paid with the balance at the end of the month.

     (b) For purposes of this Agreement, the net asset value of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Company for calculating the net asset value of the Fund's shares.

     5.  Ownership of Names

     The names "Tweedy, Browne Fund Inc." and ["Tweedy, Browne Global Value Fund"] ["Tweedy, Browne American Value Fund"] belong to the Adviser.

     6.  Indemnity

     (a) The Company hereby agrees to indemnify the Adviser and each of the Adviser's directors, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Company or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interest of the Company and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Company. Notwithstanding the foregoing the Company shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Company cannot lawfully waive.

     (b) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if the directors of the Company determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Company shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of directors of the Company who are neither "interested persons" of the Company (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Company, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

     The rights accruing to any indemnitee under these provisions shall not include any other right to which he may be lawfully entitled.

     7.  Duration and Termination

     This Agreement shall become effective on the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

     This Agreement may be terminated by the Adviser at any time without penalty upon giving the Company sixty-days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Adviser sixty-days' notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a "majority of the voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote and provided further, that the provisions of Paragraph 5 shall survive any termination of this Agreement. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder.)

     8.  Notices

     Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark, if such notice is mailed first class, postage prepaid.

     9.  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                               TWEEDY, BROWNE FUND INC.

                               By
                                  ---------------------------------------------
                                  Name:
                                  Title:

                               TWEEDY, BROWNE COMPANY LLC

                               By
                                  ---------------------------------------------
                                  Name:
                                  Title:


                                       A-7
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS.  THE BOARD
 OF MANAGERS RECOMMENDS A VOTE FOR PROPOSALS 1
AND 2.  THE UNITS REPRESENTED HEREBY WILL BE VOTED BY THE PROXIES IN
 THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
CONTRACT OWNER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
 FOR PROPOSALS 1 AND 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
DATE:								   ,1997
If signing in a representative capacity (as attorney, executor or administrator, trustee, guardian or custodian, corporate
officer or general partner), please indicate such capacity
following signature.  Proxies for custodian accounts must
be signed by the named custodian, not by the minor.
Signature(s) if held jointly (Title(s), if required)
001

Please fold and detach card at perforation before mailing. p p TWEEDY,
 BROWNE AMERICAN VALUE FUND SERIES OF
TWEEDY, BROWNE FUND INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS THE
 UNDERSIGNED HEREBY APPOINTS M. GERVASE ROSENBERGER AND COLEEN D. DINNEEN AS PROXIES, EACH WITH THE POWER TO
APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT
 AND TO VOTE, AS DESIGNATED BELOW, ALL SHARES OF
TWEEDY, BROWNE AMERICAN VALUE FUND (THE "FUND") OF TWEEDY, BROWNE FUND
 INC. (THE  "COMPANY") HELD OF RECORD BY THE
UNDERSIGNED ON AUGUST 21, 1997, AT THE MEETING OF STOCKHOLDERS OF THE
 COMPANY TO BE HELD ON SEPTEMBER 29, 1997 OR ANY
ADJOURNMENTS THEREOF. BY SIGNING AND DATING THE LOWER PORTION OF THIS
 CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE "
FOR
" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS
 MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE. Date Please sign name or names as printed on proxy to authorize the voting of your shares as indicated. Where shares are registered with joint owners all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate. Signature(s) (Please sign inside
 Box) (over) 002 Please fold and detach card at perforation before mailing. p p TWEEDY, BROWNE AMERICAN VALUE FUND SERIES OF
TWEEDY, BROWNE FUND INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS
THE UNDERSIGNED HEREBY APPOINTS M. GERVASE ROSENBERGER AND COLEEN D.
 DINNEEN AS PROXIES, EACH WITH THE POWER TO
APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT
 AND TO VOTE, AS DESIGNATED BELOW, ALL SHARES OF
TWEEDY, BROWNE AMERICAN VALUE FUND (THE "FUND") OF TWEEDY, BROWNE FUND
 INC. (THE  "COMPANY") HELD OF RECORD BY THE
UNDERSIGNED ON AUGUST 21, 1997, AT THE MEETING OF STOCKHOLDERS OF THE
 COMPANY TO BE HELD ON SEPTEMBER 29, 1997 OR ANY
ADJOURNMENTS THEREOF. BY SIGNING AND DATING THE LOWER PORTION OF THIS
 CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE "
FOR
" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER
 MATTER AS MAY PROPERLY COME
BEFORE THE MEETING.  IF YOU DO NOT INTEND TO PERSONALLY ATTEND
 THE MEETING PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN
THE ENCLOSED ENVELOPE. Date Please sign name or names as printed on proxy to
authorize the voting of your shares as indicated. Where shares are registered with joint owners all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate. Signature(s) (Please sign inside
 Box) (over) 002

Please fold and detach card at perforation before mailing. p p
 Meeting of Stockholders
Tweedy, Browne American Value Fund Series of Tweedy, Browne Fund Inc. 52 Vanderbilt Avenue, New York, New York 10017 This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted

FOR
proposals 1, 2 and 3. Please vote by filling in the boxes below. FOR
 AGAINST
 ABSTAIN 1. To consider and act upon the approval of a new investment advisory agreement to take effect upon the closing of the acquisition of a portion of the assets of Tweedy, Browne
Company L.P. by Affiliated Managers Group, Inc. 1. FOR

all nominees listed (except as noted in space provided) WITHHOLD authority to vote for all nominees listed 2. To consider and act upon the election of 6 members of the Board of Directors of the Company to serve until the next meeting or until their successors are elected and qualified. A A A Bruce A. Beal
            Christopher H. Browne
              William H. Browne Arthur Lazar
                 Daniel J. Loventhal
                  Richard Salomon
 2. Stockholders may withhold their vote for any nominees
 by writing that nominee or nominees
name(s) on space provided below.
 FOR                   AGAINST                  ABSTAIN
 3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending
 March 31, 1998. 3. 4. To transact such other business as may properly come before the meeting or any adjournments thereof. (PLEASE SIGN ON REVERSE SIDE) 002 Please fold and detach card at perforation before mailing. p p Meeting of Stockholders
Tweedy, Browne American Value Fund Series of Tweedy, Browne Fund Inc. 52 Vanderbilt Avenue, New York, New York 10017 This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted

FOR
proposals 1, 2 and 3. Please vote by filling in the boxes below.
 FOR                   AGAINST                  ABSTAIN
 1. To consider and act upon the approval of a new investment advisory agreement to take effect upon the closing of the acquisition of a portion of the assets of Tweedy, Browne
Company L.P. by Affiliated Managers Group, Inc. 1. FOR

all nominees listed (except as noted in space provided) WITHHOLD authority to vote for all nominees listed 2. To consider and act upon the election of 6 members of the Board of Directors of the Company to serve until the next meeting or until their successors are elected and qualified. A A A Bruce A. Beal
               Christopher H. Browne               William H. Browne
Arthur Lazar                 Daniel J. Loventhal
                 Richard Salomon
 2. Stockholders may withhold their vote for any nominees
 by writing that nominee or nominees
name(s) on space provided below.
 FOR                   AGAINST                  ABSTAIN
 3. To consider and act upon the ratification of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending March 31, 1998. 3.
 4. To transact such other business as may properly come before the meeting or any adjournments thereof. (PLEASE SIGN
 ON REVERSE SIDE) 002